    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998
                             REGISTRATION NOS. 33-82550, 33-94886 AND 333-10879.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ----------------------------

                             --------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                         ----------------------------
                          ASCEND COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)
                    ---------------------------------------


          DELAWARE                                                   94-3092033
 (State or other jurisdiction                            (I.R.S. Employer Identification No.)
of incorporation or organization)

                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                           ALAMEDA, CALIFORNIA 94502
              (Address of principal executive offices) (Zip code)

                          --------------------------
                          ASCEND COMMUNICATIONS, INC.
             FIRST AMENDED AND RESTATED 1989 STOCK OPTION PLAN/(1)/
                           (Full title of the Plan)
                         -----------------------------
                                  MORY EJABAT
                     President and Chief Executive Officer
                          ASCEND COMMUNICATIONS, INC.
                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                           ALAMEDA, CALIFORNIA, 94502
                    (Name and address of agent for service)
                                 (510) 769-6001
         (Telephone number, including area code, of agent for service)

                    ---------------------------------------
This Post-Effective Amendment No. 1 to the Registration Statements shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
---------------------------------

(1) Any of the 26,106,564 shares of Common Stock which remained unissued as of the May 21, 1998 effective date of the Registrant's new 1998 Stock Incentive Plan were transferred to the 1998 Stock Incentive Plan on such effective date for subsequent issuance under that Plan, and the predecessor First Amended and Restated 1989 Stock Option Plan thereupon terminated. No further option grants will be made under the First Amended and Restated 1989 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------

       4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A filed with the SEC on March 31, 1994 which is incorporated herein by reference pursuant to Item 3(c).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on May 21, 1998.


                              ASCEND COMMUNICATIONS, INC.


                              By: /s/ Mory Ejabat
                                  ---------------------------------------
                                  Mory Ejabat
                                  President and Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                         Title                                                     Date
----------                         -----                                                     ----
/s/ Mory Ejabat
-------------------------------    President and Chief Executive                             May 21, 1998
Mory Ejabat                        Officer (Principal Executive Officer)


/s/ Michael F.G. Ashby
-------------------------------    Executive Vice President,                                 May 21, 1998
Michael F.G. Ashby                 Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)
/s/ Daniel E. Smith
-------------------------------    Director, Executive Vice President                        May 21, 1998
Daniel E. Smith                    and General Manager, Core Systems

/s/ Betsy S. Atkins
-------------------------------    Director                                                  May 21, 1998
Betsy S. Atkins

/s/ Robert K. Dahl
-------------------------------    Director                                                  May 21, 1998
Robert K. Dahl

/s/ Roger L. Evans
-------------------------------    Director                                                  May 21, 1998
Roger L. Evans


/s/ C. Richard Kramlich            Director                                                  May 21, 1998
-------------------------------
C. Richard Kramlich

/s/ James P. Lally                 Director                                                  May 21, 1998
-------------------------------
James P. Lally

/s/ Martin Schoffstall             Director                                                  May 21, 1998
-------------------------------
Martin Schoffstall

                                 EXHIBIT INDEX
                                 -------------


    Exhibit
    Number  Exhibit
    ------  -------

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A filed with the SEC on March 31, 1994, which is incorporated herein by reference pursuant to Item 3(c).